Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T‑1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    [ ]

___________________________

The Bank Of New York Mellon Trust Company, N.A.
(Exact name of trustee as specified in its charter)

N/A (State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
400 South Hope Street, Suite 500 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Legal Department
        The Bank of New York Mellon Trust Company, N.A.
225 Liberty Street
New York, NY  10286
(212) 635-1270
(Name, address and telephone number of agent for service)
___________________________

Rayonier Inc.,
Rayonier Operating Company LLC,
and
Rayonier TRS Holdings Inc.
(Exact name of obligors as specified in charter)

North Carolina Delaware Delaware (State or other jurisdiction of incorporation or organization)	13-2607329 27-2793120 20-0392883 (I.R.S. employer identification no.)
1 Rayonier Way Yulee, FL (Address of principal executive offices)	32097 (Zip code)
___________________________
Debt Securities
(Title of the indenture securities)
___________________________

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Obligor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Belfast Commerce Centre LLC	Delaware	61-1620525
Neoga Lakes, LLC	Delaware	27-1726329
One Rayonier, LLC	Delaware	32-0526858
Raydient LLC	Delaware	59-3607205
Rayonier Atlantic Timber Company	Delaware	46-3029247
Rayonier Canterbury, LLC	Delaware	04-3841382
Rayonier East Nassau Timber Properties I, LLC	Delaware	45-2904660
Rayonier East Nassau Timber Properties II, LLC	Delaware	45-2904745
Rayonier East Nassau Timber Properties III, LLC	Delaware	45-2904812
Rayonier East Nassau Timber Properties IV, LLC	Delaware	45-2904997
Rayonier East Nassau Timber Properties V, LLC	Delaware	45-2905086
Rayonier East Nassau Timber Properties VI, LLC	Delaware	45-2922050
Rayonier East Nassau Timber Properties VII, LLC	Delaware	45-2922093
Rayonier Forest Resources, L.P.	Delaware	06-1159803
Rayonier Gulf Timberlands LLC	Delaware	61-1661886
Rayonier Louisiana Timberlands LLC	Delaware	45-2890869
Rayonier Mississippi Timberlands Company	Delaware	46-1511763
Rayonier Timber Company No. 1, Inc.	Delaware	46-2655946
Rayonier Timberland Acquisitions Four, LLC	Delaware	27-1672114
Rayonier Timberlands Management, LLC	Delaware	06-1148576
Rayonier TRS Forest Operations, LLC	Delaware	20-5485294
Rayonier TRS Louisiana Operations Inc.	Delaware	45-3621130
Rayonier TRS Mississippi Operations LLC	Delaware	45-3621440
Rayonier TRS Operating Company	Delaware	46-5579555
Rayonier Washington Timber Company	Delaware	46-3020236
Wildlight LLC	Delaware	81-3453961
(1) The address of each co-obligor is 1 Rayonier Way, Yulee, FL 32097.

Item 1.    General information.

Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

Item 16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference     as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act") and 17     C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10)

2.    A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
3.     A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).
4.    A copy of the existing by‑laws of the trustee. (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).
5.    Not applicable.
6.    The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).
7.    A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
8.    Not applicable.
9.    Not applicable.

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 8th day of June, 2018.
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By: /s/ KAREN YU
Name:    Karen Yu
    Title:    Vice President

EXHIBIT 25.1

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business March 31, 2018, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,649
Interest-bearing balances	432,247
Securities:
Held-to-maturity securities	—
Available-for-sale securities	593,024
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	—
Securities purchased under agreements to resell	—
Loans and lease financing receivables:
Loans and leases held for sale	—
Loans and leases, held for investment	—
Less: Allowance for loan and lease losses	—
Loans and leases, held for investment, net of allowance	—
Trading assets	—
Premises and fixed assets (including capitalized leases)	10,325
Other real estate owned	—
Investments in unconsolidated subsidiaries and associated companies	—
Direct and indirect investments in real estate ventures	—
Intangible assets:
Goodwill	856,313
Other intangible assets	17,729
Other assets	123,432
Total assets	2,036,719

LIABILITIES
Deposits:
In domestic offices	731
Noninterest-bearing	731
Interest-bearing	—
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:	—
Federal funds purchased	—
Securities sold under agreements to repurchase	—
Trading liabilities	—
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):	—

1848746.2

Not applicable
Not applicable
Subordinated notes and debentures	—
Other liabilities	226,421
Total liabilities	227,152
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,123,298
Not available
Retained earnings	687,782
Accumulated other comprehensive income	(2,513)
Other equity capital components	—
Not available
Total bank equity capital	1,809,567
Noncontrolling (minority) interests in consolidated subsidiaries	—
Total equity capital	1,809,567
Total liabilities and equity capital	2,036,719

    I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty     )    CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President )
William D. Lindelof, Director    )    Directors (Trustees)
Alphonse J. Briand, Director    )

1848746.2